UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 29, 2016

STAG INDUSTRIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, 23rd Floor
Boston, Massachusetts 02110
(Address of principal executive offices)
Registrant’s telephone number, including area code: (617) 574-4777
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.
On September 29, 2016, STAG Industrial, Inc. (the “Company”) issued a press release announcing the redemption of its 9.0% Series A Cumulative Redeemable Preferred Stock. A copy of such press release is furnished as Exhibit 99.1 to this report.
The information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99.1 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99.1 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.
ITEM 8.01. OTHER EVENTS.
On September 29, 2016, the Company announced the redemption of all 2,760,000 outstanding shares of 9.0% Series A Cumulative Redeemable Preferred Stock at a cash redemption price of $25.00 per share, plus accrued and unpaid dividends to but excluding the redemption date, which is November 2, 2016.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated September 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	BY:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Dated: September 29, 2016		Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated September 29, 2016